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As filed with the Securities and Exchange Commission on August 25, 2004

REGISTRATION NO. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
under the
SECURITIES ACT OF 1933

INTERLEUKIN GENETICS, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	94-3123681 (I.R.S. Employer Identification No.)

135 Beaver Street
Waltham, MA 02452
(781) 398-0700
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

INTERLEUKIN GENETICS, INC.
2004 EMPLOYEE, DIRECTOR AND CONSULTANT STOCK PLAN

FENEL M. ELOI
CHIEF FINANCIAL OFFICER, SECRETARY AND TREASURER
INTERLEUKIN GENETICS, INC.
135 BEAVER STREET
WALTHAM, MASSACHUSETTS 02452
(781) 398-0700
(Name, address, including zip code, and telephone number, including area code, of agent for service)

WITH A COPY TO:
STANFORD N. GOLDMAN, JR., ESQ.
MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.
ONE FINANCIAL CENTER
BOSTON, MASSACHUSETTS 02111
(617) 542-6000

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee

Common Stock, $.001 par value	2,000,000	$3.15	$6,300,000	$798.21

(1)
The number of shares of common stock, par value $.001 per share ("Common Stock"), stated above consists of an aggregate of 2,000,000 shares not previously registered, which may be sold upon the exercise of options which may hereafter be granted under The Interleukin Genetics, Inc. 2004 Employee, Director and Consultant Stock Plan (the "Plan"). The maximum number of shares which may be sold upon the exercise of such options granted under the Plan is subject to adjustment in accordance with certain anti-dilution and other provisions of the Plan. Accordingly, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement covers, in addition to the number of shares stated above, an indeterminate number of shares which may be subject to grant or otherwise issuable after the operation of any such anti-dilution and other provisions.

(2)
This calculation is made solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(h) under the Securities Act the fee is calculated based on the average of the high and low sale prices per share of the Common Stock on the NASD's OTC Bulletin Board as of a date (August 24, 2004) within 5 business days prior to filing this Registration Statement.

PART I

EXPLANATORY NOTE

        In accordance with the instructional Note to Part I of Form S-8 as promulgated by the Securities and Exchange Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement on Form S-8 for offers of Common Stock pursuant to the Plan. This Registration Statement on Form S-8 hereby registers 2,000,000 shares of Common Stock for issuance under the Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference.

        The following documents filed by the Registrant with the Commission are incorporated herein by reference:

(a)
The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2003 (Filing Date March 29, 2004);

(b)
The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2004 (Filing Date May 13, 2004);

(c)
The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2004 (Filing Date August 10, 2004);

(d)
The Registrant's Definitive Proxy Statement for the 2004 Annual Meeting of Stockholders (Filing Date April 29, 2004);

(e)
The Registrant's Current Report on Form 8-K (Filing Date March 16, 2004);

(f)
The Registrant's Current Report on Form 8-K (Filing Date July 2, 2004); and

(g)
The description of the Common Stock contained in Item 1 of the Registrant's Registration Statement on Form 8-A (File No. 000-23413), filed under the Securities Exchange Act of 1934 on December 15, 1997, including any amendment or report filed for the purpose of updating such description.

        All reports and other documents filed by the Registrant after the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents.

Item 4. Description of Securities.

        Not applicable.

Item 5. Interests of Named Experts and Counsel.

        The validity of the issuance of the shares of Common Stock registered under this Registration Statement has been passed upon for the Registrant by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. of Boston, Massachusetts.

Item 6. Indemnification of Directors and Officers.

        Section 145(a) of the General Corporation Law of the State of Delaware provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his conduct was unlawful.

        Section 145(b) provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that despite the adjudication of liability, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

        Section 145 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under such Section 145.

        The Certificate of Incorporation, as amended, and By-laws of the Registrant provide for indemnification of the Registrant's directors and officers to the fullest extent permitted by law. The By-laws also permit the Board of Directors to authorize the Registrant to purchase and maintain insurance against any liability asserted against any director, officer, employee or agent of the Registrant arising out of his capacity as such. Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers, or controlling persons of the Registrant pursuant to the Registrant's Certificate of Incorporation, as amended, its By-laws and the Delaware General Corporation Law, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in such Act and is therefore unenforceable.

        As permitted by the Delaware General Corporation Law, the Registrant's Certificate of Incorporation, as amended, provides that directors of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, relating to prohibited dividends or distributions or the repurchase or redemption of stock or (iv) for any transaction from which the director derives an improper personal benefit. As a result of this provision, the Registrant and its stockholders may be unable to obtain monetary damages from a director for breach of his or her duty of care.

Item 7. Exemption from Registration Claimed.

        Not applicable.

Item 8. Exhibits.

Exhibit Number	Description
3.1	Certificate of Incorporation of the Company, as amended (incorporated herein by reference to Exhibit 3.1 the Company's Quarterly Report on Form 10-Q filed August 14, 2000).
3.2	Bylaws of the Company, as adopted on June 5, 2000 (incorporated herein by reference to Exhibit 3.2 the Company's Quarterly Report on Form 10-Q filed August 14, 2000).

3.3	Certificate of Designations, Preferences and Rights of Series A Preferred Stock (incorporated herein by reference to Exhibit 3.1 to the Company's Current Report filed on Form 8-K on March 5, 2003)
3.4	Certificate of Amendment to Certificate of Incorporation, as filed with the Delaware Secretary of State on August 5, 2003 (incorporated herein by reference to Exhibit 3.1 of the Company's Quarterly Report on Form 10-Q filed on November 12, 2003)
4.1	Form of Stock Certificate representing Common Stock, $.001 par value, of the Company (incorporated herein by reference to Exhibit 4.1 the Company's Quarterly Report on Form 10-Q filed August 14, 2000).
5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., as to the legality of the shares being registered.
23.1	Consent of Grant Thornton LLP.
23.2	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (filed with Exhibit 5.1).
24.1	Power of Attorney (included on signature page).
99.1	Interleukin Genetics, Inc. 2004 Employee, Director and Consultant Stock Plan

Item 9. Undertakings.

(a)
The undersigned Registrant hereby undertakes:

        (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii)   To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement

          (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

        Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this

  Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        The Registrant.    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Waltham, Massachusetts on August 25, 2004.

INTERLEUKIN GENETICS, INC.
By:	/s/ PHILIP R. REILLY Philip R. Reilly Chairman and Chief Executive Officer

        Each person whose signature appears below constitutes and appoints Philip R. Reilly and Fenel M. Eloi, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them, for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of Interleukin Genetics, Inc., or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PHILIP R. REILLY Philip R. Reilly	Chairman of the Board and Chief Executive Officer (principal executive officer)	August 25, 2004
/s/ FENEL M. ELOI Fenel M. Eloi	Chief Financial Officer, Secretary & Treasurer (principal financial and accounting officer)	August 25, 2004
/s/ BERT CRANDELL Bert Crandell	Director	August 25, 2004
/s/ GEORGE CALVERT George Calvert	Director	August 25, 2004
/s/ BETO GUAJARDO Beto Guajardo	Director	August 25, 2004
/s/ THOMAS R. CURRAN, JR. Thomas R. Curran, Jr.	Director	August 25, 2004

INTERLEUKIN GENETICS, INC.

INDEX TO EXHIBITS FILED WITH FORM S-8 REGISTRATION STATEMENT

Exhibit Number	Description
5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., as to the legality of the shares being registered.
23.1	Consent of Grant Thornton LLP.
23.2	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (filed with Exhibit 5.1).
24.1	Power of Attorney (included on signature page).
99.1	Interleukin Genetics, Inc. 2004 Employee, Director and Consultant Stock Plan

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PART I
EXPLANATORY NOTE
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
  Item 3. Incorporation of Certain Documents by Reference.
  Item 4. Description of Securities.
  Item 5. Interests of Named Experts and Counsel.
  Item 6. Indemnification of Directors and Officers.
  Item 7. Exemption from Registration Claimed.
  Item 8. Exhibits.
  Item 9. Undertakings.
SIGNATURES
INDEX TO EXHIBITS FILED WITH FORM S-8 REGISTRATION STATEMENT